EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Third Quarter 2011 Results
Revenue Grew 26% to $15.2 Million

BRISBANE, Calif., November 7, 2011 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2011.

Third quarter 2011 revenue was $15.2 million, or 26% higher, when compared to $12.1 million in the same period last year.  Net loss for the third quarter of 2011 was $2.9 million or $0.21 per diluted share, compared to a net loss of $3.5 million or $0.25 per diluted share in the third quarter of 2010.

Kevin Connors, president and CEO of Cutera, stated, “This is our second consecutive quarter of revenue growth in excess of 20%, compared to the same periods in 2010.  In the third quarter of 2011, our US revenue grew 43%, compared to the same period in 2010. This success was driven primarily by our recent new product introductions; GenesisPlus for onychomycosis (toenail fungus) and the Excel V premium vascular laser, and effective execution by our US sales team.  In addition, in the third quarter of 2011, our International revenue grew by 17%, compared to the same period in 2010.  This growth was also favorably impacted by the new product introductions primarily from sales in Canada and many Pacific Rim countries.”

“We are pleased with the customer acceptance and the revenue impact to-date of our GenesisPlus and Excel V products, which represented a significant amount of our third quarter of 2011 revenue.  We are continuing to expand the presence of these products globally and are excited about the long-term potential they can have on our future global revenue.  Additionally, we are in the process of launching our recently announced myQ Q-switched laser in Japan to address deep dermal pigmentation and melasma.  We have been investing significant resources in our Research and Development activities and plan to continue doing so in order to bring additional new products to market.”

Mr. Connors concluded, “We remain focused on key initiatives to increase future revenue levels and leverage our business model, which we expect will result in improved margins and cash flows in the fourth quarter of 2011, compared to 2010.  We believe that our worldwide distribution network, strong balance sheet with over $90 million in cash and investments – with no debt – a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on November 7, 2011. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on November 21, 2011. In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, increase profitability, realize benefits from changes in management, develop and commercialize existing and new products and applications, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the Company may not be successful in its efforts to improve sales productivity, revenue growth and profitability improvement through the leverage of its operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 7, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's third quarter ended September 30, 2011 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	September 30,
	2011	2011	2010
Assets
Current assets:
Cash and cash equivalents	$13,874	$17,483	$21,703
Marketable investments	74,502	73,557	69,154
Accounts receivable, net	4,085	3,279	3,024
Inventories	9,659	8,301	7,144
Deferred tax asset	17	20	204
Other current assets and prepaid expenses	1,841	2,042	2,855
Total current assets	103,978	104,682	104,084

Property and equipment, net	643	771	624
Long-term investments	3,014	3,908	6,683
Intangibles, net	493	541	685
Deferred tax asset, net of current portion	345	328	97
Other long-term assets	493	-	-
Total assets	$108,966	$110,230	$112,173

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,151	$2,180	$1,701
Accrued liabilities	7,339	6,909	5,821
Deferred revenue	5,447	5,474	5,757
Total current liabilities	14,937	14,563	13,279

Deferred rent	1,432	1,455	1,504
Deferred revenue, net of current portion	775	898	1,302
Income tax liability	489	494	566
Total liabilities	17,633	17,410	16,651

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	94,594	93,515	89,296
Retained earnings	(2,438)	425	8,016
Accumulated other comprehensive loss	(837)	(1,134)	(1,804)
Total stockholders' equity	91,333	92,820	95,522
Total liabilities and stockholders' equity	$108,966	$110,230	$112,173

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Net revenue	$15,232	$14,895	$12,092
Cost of revenue	6,772	6,476	5,661
Gross profit	8,460	8,419	6,431

Operating expenses:
Sales and marketing	6,426	6,348	5,799
Research and development	2,352	2,346	1,871
General and administrative	2,310	2,588	2,352
Total operating expenses	11,088	11,282	10,022
Loss from operations	(2,628)	(2,863)	(3,591)
Interest and other income, net	91	199	132
Loss before income taxes	(2,537)	(2,664)	(3,459)
Provision (benefit) for income taxes	326	(208)	-
Net loss	$(2,863)	$(2,456)	$(3,459)

Net loss per share:
Basic and Diluted	$(0.21)	$(0.18)	$(0.25)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	13,862	13,765	13,589

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Cash flows from operating activities:
Net loss	$(2,863)	$(2,456)	$(3,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	894	1,325	1,081
Tax benefit from stock-based compensation	5	16	-
Excess tax benefit related to stock-based compensation	(5)	(16)	-
Depreciation and amortization	164	162	167
Provision for excess and obsolete inventroies	-	(129)	131
Provision for doubtful accounts receivable	24	2	(7)
Change in deferred tax asset net of valuation allowance	(14)	(13)	(19)
Gain on sale of marketable investments, net	(2)	-	(8)
Tax on unrealized gains on marketable and long term investments	262	(68)	-
Changes in assets and liabilities:
Accounts receivable	(830)	53	807
Inventories	(1,358)	(904)	(320)
Other current assets and prepaid expenses	512	(70)	688
Other long-term assets	(493)	-	-
Accounts payable	(29)	635	206
Accrued liabilities	411	1,028	148
Deferred rent	(4)	(3)	(48)
Deferred revenue	(150)	(344)	(212)
Income tax liability	(5)	15	(166)
Net cash used in operating activities	(3,481)	(767)	(1,011)

Cash flows from investing activities:
Acquisition of property and equipment	(24)	(217)	(35)
Disposal of property and equipment	36	-	-
Proceeds from sales of marketable and long-term investments	7,156	6,200	9,099
Proceeds from maturities of marketable investments	6,649	16,311	14,810
Purchase of marketable investments	(14,130)	(17,347)	(32,884)
Net cash provided by investing activities	(313)	4,947	(9,010)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	180	123	27
Excess tax benefit related to stock-based compensation	5	16	-
Net cash provided by financing activities	185	139	27

Net increase (decrease) in cash and cash equivalents	(3,609)	4,319	(9,994)
Cash and cash equivalents at beginning of period	17,483	13,164	31,697
Cash and cash equivalents at end of period	$13,874	$17,483	$21,703

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	September 30,	% of	June 30,	% of	September 30,	% of
	2011	Revenue	2011	Revenue	2010	Revenue
Revenue By Geography:
United States	$6,037	40%	$5,697	38%	$4,214	35%
International	9,195	60%	9,198	62%	7,878	65%
	$15,232		$14,895		$12,092

Revenue By Product Category:
Products	$8,975	59%	$8,142	55%	$5,767	48%
Upgrades	687	4%	856	6%	1,414	12%
Service	3,227	21%	3,594	24%	3,166	26%
Titan hand piece refills	1,031	7%	1,249	8%	647	5%
Dermal fillers and cosmeceuticals	1,312	9%	1,054	7%	1,098	9%
	$15,232		$14,895		$12,092

	Three Months Ended
	September 30,		June 30,		September 30,
	2011		2011		2010
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$179		$183		$191
Sales and marketing	210		177		214
Research and development	184		197		316
General and administrative	321		768		360
	$894		$1,325		$1,081